UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 3, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed by Seagate Technology (“Seagate” or the “Company”) in Form 8-K filed with the SEC on March 4, 2009, Brian S. Dexheimer ceased serving as Division President of the Company, effective February 26, 2009, and his responsibilities were subsequently assumed by other managers at the Company. It was announced at that time that Mr. Dexheimer would remain employed with Seagate through the end of its fiscal year in order to ensure a smooth transition of his responsibilities.

On July 3, 2009, the last day of the Company’s fiscal year, Mr. Dexheimer ceased employment with the Company, and on July 7, 2009, the Company and Mr. Dexheimer entered into a separation of employment and release agreement (“the Separation Agreement”). As consideration for entering into the Separation Agreement, including a release of claims against the Company, Mr. Dexheimer will receive benefits consistent with the Company’s obligations to him under Seagate’s Amended and Restated Executive Officer Severance and Change in Control (CIC) Plan (the “Plan”) (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2009, as filed with the SEC on May 6, 2009 (Commission File No. 001-31560)). The benefits consist of a lump sum cash payment of $2,332,887, payable on or before July 31, 2009, which equals the sum of 18 months of his annual salary and 1.5 times his target annual bonus level for the Company’s prior fiscal year. In addition, the Separation Agreement provides for a separate lump sum cash payment of $29,944, payable on or before July 31, 2009, which amount is intended to help defray Mr. Dexheimer’s costs of obtaining continued health insurance coverage pursuant to COBRA and outplacement assistance for one year. Consistent with the Company’s general policy for calculating separation benefits for any Company employee terminated during the 2009 fiscal year, and who is entitled to separation pay under any Seagate severance or separation pay plan or policy, to calculate the foregoing separation benefits, the Compensation Committee of the Company’s Board of Directors approved the use of Mr. Dexheimer’s annual salary rate for the 2009 fiscal year as in effect prior to the 25% reduction in Mr. Dexheimer’s base salary that was effective February 2, 2009.

The payments described above are contingent upon Mr. Dexheimer’s compliance with the terms of the Separation Agreement, which includes a clause that precludes Mr. Dexheimer from soliciting Seagate employees or contracted consultants for alternative employment for a period of one year from the date of the Separation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Senior Vice President and General Counsel

Date: July 9, 2009

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